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                                                                  EXHIBIT 23.1.3


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts", and "Selected Financial Data" and to the use of our reports dated November 19, 2000, except for the fifth paragraph of Note 16 as to which the date is June ___, 2002, with respect to the consolidated statements of operations, redeemable securities and stockholders' equity and cash flows for the year ended January 3, 2000 and Schedule II -- "Valuation and Qualifying Accounts" of Cosi, Inc. (formerly Xando Cosi, Inc.) included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Cosi, Inc. for the registration of shares of its Common Stock.




                                                               Ernst & Young LLP


Stamford, Connecticut

The forgoing consent is in the form that will be signed upon the completion of a 1 for 1.75 reverse stock split, for which all share and per share information in the accompanying financials statements have been restated, discussed in the fifth paragraph of Note 16 to the financial statements.

                                                           /s/ Ernst & Young LLP

Stamford, Connecticut
May 20, 2002